UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022

MERSANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38129	04-3562403
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 498-0020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MRSN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On December 22, 2022, Mersana Therapeutics, Inc. (“Mersana” or the “Company”) and Ares Trading S.A. (“MRKDG”), a wholly-owned subsidiary of Merck KGaA, Darmstadt, Germany, entered into a Collaboration and Commercial License Agreement (the “Agreement”). Pursuant to the Agreement, Mersana will grant MRKDG an exclusive license to use Mersana’s proprietary technology to develop, manufacture and commercialize Immunosynthen antibody-drug conjugates (“ADCs”) directed to up to two specific target antigens selected by MRKDG within a certain period following the effective date of the Agreement (the “Designated Targets”). Immunosynthen is Mersana’s proprietary stimulator of interferon gene (“STING”) agonist ADC platform designed to generate systemically administered ADCs that locally activate STING signaling in both tumor-resident immune cells and in antigen-expressing tumor cells. MRKDG has already selected the first Designated Target under the Agreement.

Under the terms of the Agreement, the parties will conduct up to two research programs. Each research program will involve activities related to Immunosynthen ADCs for a selected Target (each such ADC developed under the Agreement, a “Licensed ADC”) until the submission of an Investigational New Drug Application (or foreign equivalents) for a Licensed ADC directed at such Designated Target (each, a “Licensed Product”) or until the earlier expiration of the defined research period. Each research program will follow a research plan agreed between the parties. For each Designated Target, MRKDG is responsible for providing up to a specified number of antibodies against such Designated Target, and Mersana is responsible for conjugating such antibodies using its Immunosynthen platform to create Licensed ADCs. Each party will be responsible for their own costs under the research programs. In addition, Mersana will be responsible for certain chemistry, manufacturing and controls development and certain manufacturing activities for the Licensed ADCs, up to and including manufacturing of drug substance for Licensed ADCs to be used in certain preclinical studies and clinical trials, in each case at MRKDG’s expense, some of which will be prepaid by MRKDG. Except as provided above, MRKDG is solely responsible for in vitro and in vivo characterization of any Licensed ADCs, other preclinical work, and all clinical development and potential commercialization activities relating to any resulting Licensed Products.

Under the terms of the Agreement, Mersana will receive an upfront payment of $30.0 million within forty-five days of December 22, 2022. Certain development and regulatory milestones will be payable by MRKDG to Mersana for the research programs, including upon certain discovery milestones, initiation of certain clinical trials, and regulatory approval of Licensed Products in certain geographies, with an aggregate total of up to $200 million in the event MRKDG advances Licensed Products directed to both Designated Targets to regulatory approval.

In the event the commercialization of the Licensed Product results in commercial sales, commercial milestones will be payable by MRKDG to Mersana for each program upon the achievement of specified aggregate sales thresholds for a Licensed Product for the applicable Designated Target, with an aggregate total of up to $600 million in the event Licensed Products directed to both Designated Targets are commercialized by MRKDG. In addition, the Company is eligible to receive tiered royalties at percentages ranging from the single digits to the low double digits on future net sales of Licensed Products.

MRKDG’s royalty obligations continue with respect to each country and each Licensed Product until the latest of (i) the date on which such Licensed Product is no longer covered by certain intellectual property rights in such country, (ii) the 10th anniversary of the first commercial sale of such Licensed Product in such country and (iii) the expiration of marketing or data exclusivity for such Licensed Product in such country.

Under the terms of the Agreement, subject to certain exceptions and for an agreed period of time, the Company will not, itself or through third parties, research, develop, manufacture or commercialize other ADCs utilizing its Immunosynthen platform that are directed to the Designated Targets. The Company and MRKDG will form a joint research committee, joint manufacturing committee, and joint intellectual property committee responsible for coordinating activities under the Agreement.

Each party has the right to sublicense its rights under the Agreement subject to certain conditions, and the Agreement contains various representations, warranties, covenants, dispute resolution mechanisms, indemnities and other provisions customary for transactions of this nature.

The Agreement will remain in effect, unless earlier terminated, until the expiration of the last-to-expire royalty term for the last Licensed Product or, if MRKDG does not advance any Licensed Products, upon the expiration of the last-to-expire research program. MRKDG may, at its convenience, terminate the Agreement in its entirety or on a Designated Target-by-Designated Target basis upon certain notice to the Company. Either the Company or MRKDG may terminate the Agreement for the other party’s insolvency or certain uncured breaches. In lieu of terminating the Agreement, in the event MRKDG is entitled to terminate the Agreement due to an uncured material breach by the Company, MRKDG may make an election, as its sole and exclusive remedy with respect to the applicable material breach of the Agreement by the Company, to invoke a specified financial penalty impacting one or more future payments that may become payable to the Company following such uncured material breach. The Company may terminate the Agreement with respect to a Designated Target in the event of certain failures by MRKDG to progress the corresponding research program. Additionally, the Company may terminate the Agreement if MRKDG or any of its sublicensees or affiliates challenge, subject to certain exceptions, the validity, enforceability, of patentability of certain of the Company’s patents.

The foregoing is only a summary description of the terms of the Agreement, does not purpose to be complete and is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2022.

Item 7.01	Regulation FD Disclosure.

On December  22, 2022, the Company issued a press release announcing the Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company on December 22, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERSANA THERAPEUTICS, INC.

Date: December 22, 2022	By:	/s/ Brian DeSchuytner
Brian DeSchuytner
Senior Vice President, Chief Financial Officer